Application for a Variable Annuity Contract                       (PLEASE PRINT)

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[LOGO] Value Guard                The Guardian Insurance & Annuity Company, Inc.
                                  (The Company)
                                  201 Park Avenue South, New York, N.Y. 10003
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AGENT: Please make check payable to GIAC or Value Guard and forward with application to your general agent/dealer as listed below.

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1. Proposed Annuitant

Full                                            M | |
name: | |  | |  | |  | |  ____________________  F | | Soc.Sec.No. |  |-|  |-|  |
      Mr.  Mrs. Ms.  Miss

Birth date_______________Place_______Age (last birthday)__Telephone(  )_________
          Month Day Year                                         Area Code

Address___________________________City_____________State__________Zip___________

(Correspondence will be sent to this address unless Item 6 is completed or other directions are given).

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2. Retirement Date

First day of (month and year) ____________

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3. Optional Income Plan at Maturity

Standard Annuity:
Life Annuity with 120 monthly payments guaranteed.

Other:____________________

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4. Contract Type (select one)

| | Single Payment: $_________________ (Minimum $3,000)

| | Flexible Payments:
    Initial Payment $____________________ (Minimum $500)

Subsequent Payments of $____________      (Minimum $100)
are intended to be made | | Monthly | | Quarterly
| | Semi-annually | | Annually | | Bank Draft

(If payments will be remitted by an employer in connection with payroll deductions or similar collection arrangements, the minimum payment (initial and subsequent) is $50.)

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5. Payment Allocation (maximum of four)

__% The Value Line Cash Fund                    Code (15, 16)

__% The Value Line U.S. Government Securities Fund   (13, 14)

__% The Value Line Income Fund                       (07, 08)

__% The Guardian Park Ave. Fund                      (03, 04)

__% The Value Line Fund                              (05, 06)

__% The Value Line Special Situations Fund           (09, 10)

__% Value Line Leveraged Growth Investors            (11, 12)

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100% Total

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6. Proposed Contract Owner (if other than Proposed Annuitant)

Full name _________________________________

Social Security No. or IRS Acct. No. |   |-|  |-|      |

Address______________________

City__________________State__________Zip________

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7. Beneficiary

      Primary____________________________________________

            Relationship to Annuitant____________________

      Contingent_________________________________________

            Relationship to Annuitant____________________

If no designated Beneficiary is living at the Annuitants death, death benefits are to be paid to | | Annuitant's estate | | Owner.

(Joint Beneficiaries will receive equally or survivor, unless otherwise specified.)

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8. Tax Status (check appropriate box below)

| | b) The contract is being applied for under the Self-Employed Individuals
       Tax Retirement Act (H.R. 10).

| | c) The contract is being applied for under a qualified Pension or Profit-Sharing Plan.

| | d) This contract is being applied for as an Individual Retirement Annuity.
       (Check here if SEP IRA | |)

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9. Will the Annuity Contract applied for replace any other insurance or annuity?

   | |Yes  | |No (If "Yes," explain)

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10. Please check box to receive the Statement of Additional Information | |

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11. Corrections and amendments (For Executive Office Use Only)

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      IT IS REPRESENTED THAT all statements and answers made in this application are full, complete and true to the best knowledge and belief of the Applicant(s) and IT IS AGREED THAT all such statements and answers are adopted by and are binding on the Applicant(s) and shall form the basis for any annuity contract issued by the Company. IT IS AGREED THAT the annuity contract applied for shall not take effect until the later of the date of issue of the contract and receipt by the Company of the payment required thereon.

      IT IS UNDERSTOOD AND AGREED THAT no person, except the President, a Vice President or Secretary of the Company, has authority to determine whether any contract shall be issued on the basis of the application, to waive or modify any of the provisions of the application or any of the Company's requirements, to bind the Company by any statement or promise pertaining to any contract issued or to be issued on the basis of the application, or to accept any information or representation not contained in the written application.

      IT IS FURTHER UNDERSTOOD AND AGREED THAT annuity payments, cash values and surrender values under any contract issued pursuant to this Application are based upon assets allocated to THE GUARDIAN/VALUE SEPARATE ACCOUNT and are variable in nature; thus, they are not guaranteed as to their dollar amount. Receipt of a current variable annuity and applicable mutual funds prospectus is hereby acknowledged.

      Under penalties of perjury, I certify that (a) the number shown on this form in Item 1 or 6 above is my correct taxpayer identification number and (b) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Dated at____________this___day of_______19__  __________________________________
        (City/State)                          Signature of Proposed Annuitant

____________________________________________  __________________________________
              Signature of Agent              Signature of Proposed Owner (if
                                              other than Proposed Annuitant) or
                                              Payor

Payments and values provided by this contract are variable, may increase or decrease, and are not guaranteed as to amount.

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AGENT: Do you have reason to believe that the contract applied for involves replacement of any existing insurance or annuity contract?
| | Yes | | No (If "Yes," furnish full detail)

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G.A./DEALER: Mail Variable Annuity application and check to:

The Guardian Insurance & Annuity Company, Variable Annuity Administration, 3900 Burgess Place, Bethlehem, PA 18017

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FOR GENERAL AGENT/DEALER ONLY

G.A./Dealer Name__________________________________

Dealer Branch Office______________________________

City/State__________________Telephone(  )_________
                                   Area Code

Dealer Authorized Signature_______________________

Agent's Name                          Agent's
(as above)___________________________ Number______
          (Last) Please Print (First)

                                                         Form No.IVA 1002 (1/88)

NOTE: FOR GUARDIAN AGENCY USE ONLY.

                                    Section B
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                            Underwriting Information
                      (to be furnished by Soliciting Agent)


1. Information Relating to the Proposed Owner (not necessary if owner is a corporation/institution)

      a. Dependants_______________________

         Spouse   | | Yes | | No

         Number of children under age 21 ____________

         Other ___________________________________________

      b. Occupation ______________________________________

      c. U.S. Citizen   | | Yes | | No

      d. Annual Income (approx.) $

      e. Personal Insurance in force (if with The Guardian, indicate)

         Life--Individual                       $______________
               Group                            $______________

         Health--Disability Income (monthly)    $______________
                 Hospital                       $______________
                 Major Medical                  $______________

         Annuities--Variable                    $______________
                    Fixed                       $______________

      f. Other Assets
         Home                                   $______________
         Securities                             $______________
         Other                                  $______________

2. Other Pertinent Information

3. Were the terms and conditions of this contract thoroughly explained to the applicant? | | Yes | | No


The Soliciting Agent represents that, to the best of his knowledge, the purchase of this annuity contract does | | (attach explanation) does not | | involve replacement of any existing insurance or annuity contract.

____________________________
Soliciting Agent's Signature

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Use this space to imprint Agency (or Broker-Dealer) and Agent codes in lieu of filling in information in box at right.

Agency and Agent

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Commissions and production credit for this application are as follows:

(Please PRINT names in full.)

Agent__________________Code No.______

Agent__________________Code No.______

Agency (Broker-Dealer)_________ Code No._______

This application was actually solicited and written within my territory by a duly authorized and licensed agent or broker of my Agency. (If otherwise, please explain fully.)

___________________
Manager's Signature

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                            (FOR EXECUTIVE USE ONLY)


Signature and Approval of Approver____________________________